Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS THIRD-QUARTER RESULTS

Company maintains 2015 earnings-per-share guidance range

TAMPA, Fla. (Nov. 5, 2015) — TECO Energy, Inc. (NYSE:TE) today reported third-quarter non-GAAP results from continuing operations, which exclude $12.4 million of acquisition-related costs, of $77.3 million, or $0.33 on a per-share basis, compared with $73.9 million, or $0.32 on a per-share basis in 2014.

Third-quarter 2015 net income was $53.2 million, or $0.23 per share, compared with $11.1 million, or $0.04 per share, in the third quarter of 2014. Net income from continuing operations was $64.9 million, or $0.28 per share, in the 2015 third quarter, compared with $73.0 million, or $0.32 per share, for the same period in 2014. The third quarter loss in discontinued operations of $11.7 million and $61.9 million in 2015 and 2014, respectively, reflects the operating results and charges associated with TECO Coal, which was sold on Sept. 21.

Year-to-date non-GAAP results from continuing operations, which exclude $13.4 million of acquisition-related costs, were $203.6 million, or $0.87 on a per-share basis, compared with $184.7 million, or $0.84 on a per-share basis in 2014.

Year-to-date net income was $123.0 million, or $0.53 per share, compared with net income of $119.6 million, or $0.54 per share in the 2014 period. Net income from continuing operations was $190.2 million or $0.81 per share, compared with $179.0 million or $0.81 per share in the 2014 period. The year-to-date losses from discontinued operations were $67.2 million and $59.4 million in 2015 and 2014, respectively.

TECO Energy President and Chief Executive Officer John Ramil said, “This has been a momentous quarter for TECO Energy marked by significant changes. On Sept. 4, we announced that Emera, Inc. would acquire TECO Energy for $27.55 per share. On Sept. 21, we closed the sale of TECO Coal, our last unregulated business, thus completing our transformation to a regulated utility business. At the same time, our operating companies have delivered impressive results. Our Florida utilities have achieved year-to-date net income growth of almost 6%, and we are well positioned for New Mexico Gas to be accretive this year.”

Non-GAAP Results

Non-GAAP results in the third quarter and year-to-date periods of 2015 and 2014 exclude costs related to the pending acquisition by Emera, and costs associated with the integration and acquisition of New Mexico Gas Co. (NMGC). The table below compares the TECO Energy GAAP net income with the non-GAAP measures used in this release. Non-GAAP results exclude charges and gains contained in the Results Reconciliation table later in this release. See the Non-GAAP Presentation section and Results Reconciliation table later in this release for reconciliation to GAAP results and a discussion regarding this presentation of non-GAAP results and management’s use of this information.

All amounts included in the non-GAAP discussion below are after tax, unless otherwise noted.

	Results Comparisons
	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
(millions)	2015	2014	2015	2014	2015	2014
Net income	$53.2	$11.1	$123.0	$119.6	$133.7	$161.6
Discontinued operations	(11.7)	(61.9)	(67.2)	(59.4)	(83.9)	(52.9)

Net income from continuing operations	64.9	73.0	190.2	179.0	217.6	214.5
Charges	12.4	0.9	13.4	5.7	31.0	8.0

Non-GAAP Results from continuing operations	$77.3	$73.9	$203.6	$184.7	$248.6	$222.5

Segment Reporting

The table below includes TECO Energy segment information on a GAAP basis, which includes all charges and gains for the periods shown.

Segment Information

(millions)	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
Net Income Summary	2015	2014	2015	2014	2015	2014
Tampa Electric	$82.1	$79.7	$198.0	$187.1	$235.4	$226.9
Peoples Gas System	6.2	4.8	28.4	26.9	37.3	34.5
New Mexico Gas Co. (1)	(2.8)	(0.9)	11.0	(0.9)	22.4	(0.9)
Other – net	(20.6)	(10.6)	(47.2)	(34.1)	(77.5)	(46.0)

Net income from continuing operations	64.9	73.0	190.2	179.0	217.6	214.5
Discontinued operations (2)	(11.7)	(61.9)	(67.2)	(59.4)	(83.9)	(52.9)

Total net income	$53.2	$11.1	$123.0	$119.6	$133.7	$161.6

1.	The 12-months ended 2014 and 2015 periods reflect results after the Sept. 2, 2014, closing of the NMGC acquisition.
2.	Discontinued operations for all periods shown include the operating results at TECO Coal, impairment charges and costs associated with the sale of TECO Coal.

All amounts included in the operating company discussions below are after tax, unless otherwise noted.

Tampa Electric

Tampa Electric’s net income for the third quarter of 2015 was $82.1 million, compared with $79.7 million for the same period in 2014. Results for the quarter reflected a 1.8% higher average number of customers partially offset by slightly lower energy sales primarily due to rainy summer weather. Results reflected operations and maintenance expense virtually unchanged from 2014 and higher depreciation expense. Third-quarter net income in 2015 included $4.6 million of Allowance for Funds Used During Construction (AFUDC) equity, which represents allowed equity cost capitalized to construction costs, compared with $2.9 million in the 2014 quarter.

Total degree days in Tampa Electric’s service area in the third quarter of 2015 were 1% above normal, and 2% above the 2014 period. Rainfall, which reduces energy sales, in the Tampa area in the third quarter was 60% above normal. Total net energy for load, which is a calendar measurement of retail energy sales rather than a billing-cycle measurement, decreased 0.3% in the third quarter of 2015, compared with the same period in 2014. In the 2015 period, pretax base revenues were more than $1 million higher than in 2014, driven by customer growth and almost $2 million of higher pretax base revenue from the $7.5 million of higher base rates effective Nov. 1, 2014, as a result of the 2013 rate case settlement, partially offset by lower energy sales. (The quarterly energy sales shown on the statistical summary that accompanies this earnings release reflect the energy sales based on the timing of billing cycles, which can vary period to period.) Retail energy sales to residential and commercial customers decreased primarily from rainy weather partially offset by customer growth. Sales to non-phosphate industrial customers increased due to the strength of the Tampa area economy. Sales to lower-margin industrial-phosphate customers decreased as self-generation by those customers increased.

Operations and maintenance expense, excluding all Florida Public Service Commission (FPSC)-approved cost-recovery clauses, was essentially unchanged from the 2014 quarter, reflecting $5.1 million of higher costs to safely and reliably operate and maintain the generating, transmission and distribution systems, offset by lower employee-related costs, primarily due to the timing of short-term incentive accruals for all employees in 2015 compared to 2014. Depreciation and amortization expense increased $1.7 million in 2015, as a result of normal additions to facilities to reliably serve customers.

Year-to-date net income was $198.0 million, compared with $187.1 million in the 2014 period, driven by 1.8% higher average number of customers, higher energy sales from customer growth, more favorable weather and a stronger economy, partially offset by higher operations and maintenance and depreciation expenses. Year-to-date net income in 2015 included $12.1 million of AFUDC equity, compared with $7.3 million in the 2014 period.

Year-to-date total degree days in Tampa Electric’s service area were 7% above normal and 10% above the prior year-to-date period. Pretax base revenue was almost $22 million higher than in 2014, including approximately $5 million of higher pretax base revenue as a result of the Nov. 1, 2014, base rate increase. In the 2015 year-to-date period, total net energy for load was 2.5% higher than the same period in 2014. Higher energy sales were driven by hotter than normal 2015 spring weather, and winter weather that was colder than in 2014.

Operations and maintenance expenses, excluding all FPSC-approved cost-recovery clauses, increased $4.7 million in the 2015 year-to-date period reflecting approximately $8.0 million of higher costs to safely and reliably serve customers partially offset by lower employee-related expenses. Compared to the 2014 year-to-date period, depreciation and amortization expense increased $3.6 million, reflecting additions to facilities to serve customers. Interest expense increased $1.3 million due to higher long-term debt balances.

Peoples Gas

Peoples Gas System (PGS) reported net income of $6.2 million for the third quarter, compared with $4.8 million in the 2014 quarter. Average customer growth was 2.0% in the quarter, and therm sales to retail customers increased as a result of customer growth and a stronger economy. Third-quarter results in 2015 reflected non-fuel operations and maintenance expense $1.0 million lower than in the 2014 period, driven by lower employee-related costs, primarily due to the timing of short-term incentive accruals for all employees in 2015 compared to 2014. Depreciation and amortization increased slightly due to normal additions to facilities to serve customers. Sales to power-generation customers and off-system sales increased due to coal-to-gas switching by customers and new gas-fired generation in the state.

PGS reported net income of $28.4 million for the year-to-date period, compared with $26.9 million in the 2014 year-to-date period. Results reflect a 2.1% higher average number of customers, lower therm sales to residential customers due to warmer than normal spring weather, and increased commercial therm sales due to strong economic conditions in Florida. Sales to power generation customers and off-system sales increased due to the same reasons as in the third quarter. Non-fuel operations and maintenance expense decreased $0.5 million compared to the 2014 period, driven by lower general operating costs. Operations and maintenance expense in 2014 reflected a first-quarter recovery of $1.6 million of costs incurred in connection with a 2010 outage incident.

NMGC

NMGC reported a third-quarter loss of $2.8 million, which was less than historical third-quarter loss patterns. Results reflected the benefit of 0.8% customer growth, and lower operating and maintenance expenses from acquisition synergies and a focus on cost control. Results in 2014 reflected the loss in the first month of ownership, September, following the closing of the acquisition.

NMGC reported year-to-date 2015 net income of $11.0 million. Results reflected customer growth of 0.7%, much milder than normal winter weather in the first quarter, and degree days 6.7% below normal and 1.4% below 2014. Operations and maintenance expense was lower than in the 2014 period from acquisition synergies and a focus on cost control. Results included $1.4 million of pretax rate credits to customers under the Certification of Stipulation approved by the New Mexico Public Regulation Commission.

Other - net

The third quarter 2015 non-GAAP cost from continuing operations for Other – net of $8.2 million excluded $12.2 million of transaction costs related to the pending Emera acquisition and $0.2 million of costs associated with the integration of NMGC, compared with the non-GAAP cost of $9.7 million in 2014, which excluded $0.9 million of NMGC-related costs. Although third-quarter results in 2015 reflected $1.1 million of interest expense at New Mexico Gas Intermediate (NMGI), the parent company of NMGC, and $1.0 million of interest expense previously allocated to TECO Coal, this was more than offset by lower interest expense as a result of refinancing debt maturities in May. The cost from continuing operations for Other – net in the third quarter of 2015 was $20.6 million, compared with a cost of $10.6 million in the same period in 2014.

The 2015 year-to-date non-GAAP cost from continuing operations for Other – net was $33.8 million, which excluded the third quarter transaction costs related to the pending Emera acquisition and $1.2 million of NMGC integration-related costs, compared with $28.4 million in 2014, which excluded $5.7 million of NMGC acquisition-related costs. Cost drivers in the 2015 year-to-date period included $3.3 million of interest at NMGI, $3.0 million of interest previously allocated to TECO Coal that was offset by lower interest expense, and a $2.6 million tax expense related to long-term incentive compensation shares that vested below target levels. The 2015 year-to-date Other – net cost from continuing operations was $47.2 million, compared with $34.1 million in the 2014 period.

Discontinued Operations

The sale of TECO Coal closed on Sept. 21. The third quarter 2015 loss of $11.7 million recorded in discontinued operations reflects TECO Coal’s operating results prior to its sale and a previously disclosed $7.7 million charge related to black lung liabilities.

The year-to-date loss of $67.2 million in discontinued operations reflects TECO Coal’s operating loss, net impairment charges of $50.8 million recorded in the second quarter and the third-quarter black-lung related charge.

Maintaining 2015 Guidance from Continuing Operations

TECO Energy continues to expect to deliver consolidated non-GAAP earnings-per-share from continuing operations in a range between $1.08 and $1.11 in 2015. TECO Energy expects earnings in 2015 to be driven by the factors discussed when guidance was initially provided in early 2015.

Preliminary 2016 Business Drivers

Results in 2016 are expected to be driven by customer growth trends for all three utilities at or above the trends experienced in 2015. Tampa Electric and PGS are expected to continue to earn toward the upper end of their allowed Return on Equity ranges of 9.25% to 11.25% and 9.75% to 11.75%, respectively. Depreciation expense at all three utilities is expected to increase from normal additions to facilities to safely and reliably serve customers. Tampa Electric expects higher AFUDC-equity earnings from the growing investment in the Polk Power Station conversion project.

Non-GAAP Presentation

Management believes it is helpful to present a non-GAAP measure of performance that reflects the ongoing operations of TECO Energy’s businesses and that allows investors to better understand and evaluate the business as it is expected to operate in future periods.

Management and the board of directors use non-GAAP measures as a tool for measuring the company’s performance, for making decisions that are dependent upon the profitability of the company’s various operating units, and for determining levels of incentive compensation.

The non-GAAP measures of financial performance used by the company are not measures of performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income or other GAAP figures as an indicator of the company’s financial performance or liquidity. TECO Energy’s non-GAAP presentation of net income may not be comparable to similarly titled measures used by other companies.

The Results Reconciliation table below presents non-GAAP financial results after eliminating the effects of identified charges and gains. This provides investors additional information to assess the company’s results and future earnings potential.

Results Reconciliation

(millions)	3 months ended Sept. 30		9 months ended Sept. 30		12 months ended Sept. 30
	2015	2014	2015	2014	2015	2014
GAAP net income	$53.2	$11.1	$123.0	$119.5	$133.7	$161.6
Discontinued operations	(11.7)	(61.9)	(67.2)	(59.4)	(83.9)	(52.9)

Net income from continuing operations	64.9	73.0	190.2	179.0	217.6	214.5

Consolidated deferred tax balance adjustment	—	—	—	—	14.6	(7.9)
Add Emera transaction related costs	12.2	—	12.2	—	12.2	—
Add costs associated with the acquisition and integration of NMGC	0.2	0.9	1.2	5.7	4.2	15.9

Total charges	12.4	0.9	13.4	5.7	31.0	8.0

Non-GAAP results (1)	$77.3	$73.9	$203.6	$184.7	$248.6	$222.5

(1)	A non-GAAP financial measure is a numerical measure that includes or excludes amounts, or is subject to adjustments that have the effect of including or excluding amounts, from the most directly comparable GAAP measure.

Webcast

As previously announced, TECO Energy will host a webcast with the investment community to discuss its quarterly results and outlook for the remainder of 2015 at 9:00 a.m. Eastern time today. The webcast will be accessible through a link on TECO Energy’s website: www.tecoenergy.com. The webcast and accompanying slides will be available for replay for 30 days through the website, beginning approximately two hours after the conclusion of the live event.

TECO Energy Inc. (NYSE: TE) is an energy-related holding company with regulated electric and gas utilities in Florida and New Mexico. Tampa Electric serves more than 715,000 customers in West Central Florida; Peoples Gas System serves more than 360,000 customers across Florida; and New Mexico Gas Co. serves more than 515,000 customers across New Mexico.

Note: This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the company’s current expectations and assumptions, and the company does not undertake to update that information or any other information contained in this press release, except as may be required by law. Factors that could impact actual results include: regulatory actions by federal, state or local authorities; the ability to successfully implement the integration plans for NMGC and generate the financial results to make that acquisition accretive; unexpected capital needs or unanticipated reductions in cash flow that affect liquidity; the ability to access the capital and credit markets when required; general economic conditions affecting customer growth and energy sales at the utility companies; economic conditions affecting the Florida and New Mexico economies; weather variations and customer energy usage patterns affecting sales and operating costs at the utilities and the effect of weather conditions on energy consumption; the effect of extreme weather conditions or hurricanes; general operating conditions; input commodity prices affecting cost at all of the operating companies; natural gas demand at the utilities; and the ability of TECO Energy’s subsidiaries to operate equipment without undue accidents, breakdowns or failures. Additional information is contained under “Risk Factors” in TECO Energy, Inc.’s Annual Report on Form 10-K for the period ended Dec. 31, 2014 and as updated in subsequent SEC filings.

Summary Information (as of Sept. 30)

(millions except per share amounts)	Three Months Ended		Nine Months Ended		Twelve Months Ended
	2015	2014	2015	2014	2015	2014
Revenues	$693.8	$687.2	$2,067.4	$1,870.9	$2,762.9	$2,433.1

Net income from continuing operations	$64.9	$73.0	$190.2	$179.0	$217.6	$214.5
Net income from discontinued operations	(11.7)	(61.9)	(67.2)	(59.4)	(83.9)	(52.9)

Net income	$53.2	$11.1	$123.0	$119.6	$133.7	$161.6

Earnings per share from continuing operations – basic	$0.28	$0.32	$0.81	$0.81	$0.93	$0.97
Earnings per share from discontinued operations – basic	(0.05)	(0.28)	(0.28)	(0.27)	(0.36)	(0.24)

Total earnings per share – basic	$0.23	$0.04	$0.53	$0.54	$0.57	$0.73

Total earnings per share – diluted	$0.23	$0.04	$0.53	$0.54	$0.57	$0.73
Average common shares outstanding – basic	233.2	227.8	233.0	220.3	232.9	219.1
Average common shares outstanding – diluted	234.7	228.3	234.4	220.3	234.2	219.6

Contact:	News Media: Cherie Jacobs – (813) 228-4945
Investor Relations: Mark Kane – (813) 228-1772
Internet: http://www.tecoenergy.com

SEPTEMBER 2015

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission.

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	Sep. 30,		Sep. 30,		Sep. 30,
(millions except share data)	2015	2014	2015	2014	2015	2014

Revenues
Regulated electric and gas	$690.8	$685.1	$2,058.9	$1,864.4	$2,751.9	$2,424.1
Unregulated	3.0	2.1	8.5	6.5	11.0	9.0

Total revenues	693.8	687.2	2,067.4	1,870.9	2,762.9	2,433.1

Expenses
Regulated operations & maintenance
Fuel	176.6	204.5	492.5	523.8	661.1	686.6
Purchased power	23.8	21.0	60.5	59.1	72.8	73.0
Cost of natural gas sold	42.0	34.3	194.1	110.5	293.3	135.7
Other	149.4	137.9	448.5	385.3	610.9	532.3
Operations & maintenance other expense	16.1	14.8	18.8	22.6	25.5	26.9
Depreciation and amortization	87.8	78.6	260.3	230.0	345.7	299.1
Taxes, other than income	51.5	50.4	156.6	146.3	205.4	191.1

Total expenses	547.2	541.5	1,631.3	1,477.6	2,214.7	1,944.7

Income from operations	146.6	145.7	436.1	393.3	548.2	488.4

Other income (expense)
Allowance for other funds used during construction	4.7	2.9	12.2	7.3	15.4	9.3
Other income	1.4	1.0	4.4	(0.4)	5.4	(1.1)

Total other income	6.1	3.9	16.6	6.9	20.8	8.2

Interest charges
Interest expense	48.4	44.4	146.4	126.8	196.2	167.6
Allowance for borrowed funds used during construction	(2.3)	(1.5)	(6.0)	(3.6)	(7.8)	(4.7)

Total interest charges	46.1	42.9	140.4	123.2	188.4	162.9

Income before provision for income taxes	106.6	106.7	312.3	277.0	380.6	333.7
Provision for income taxes	41.7	33.7	122.1	98.0	163.0	119.2

Income from continuing operations	64.9	73.0	190.2	179.0	217.6	214.5
Discontinued operations
Income (loss) from discontinued operations	(17.8)	(98.8)	(105.5)	(97.6)	(133.4)	(92.4)
Provision for income taxes	(6.1)	(36.9)	(38.3)	(38.2)	(49.5)	(39.5)

Income (loss) from discontinued operations, net	(11.7)	(61.9)	(67.2)	(59.4)	(83.9)	(52.9)

Net income	$53.2	$11.1	$123.0	$119.6	$133.7	$161.6

Average common shares outstanding - basic (millions)	233.2	227.8	233.0	220.3	232.9	219.1
Average common shares outstanding - diluted (millions)	234.7	228.3	234.4	220.8	234.2	219.6

Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	$0.28	$0.32	$0.81	$0.81	$0.93	$0.97
Earnings per share from continuing operations — diluted	$0.28	$0.32	$0.81	$0.81	$0.93	$0.97

Earnings per share from discontinued operations — basic	($0.05)	($0.28)	($0.28)	($0.27)	($0.36)	($0.24)
Earnings per share from discontinued operations — diluted	($0.05)	($0.28)	($0.28)	($0.27)	($0.36)	($0.24)

Earnings per share attributable to TECO Energy — basic	$0.23	$0.04	$0.53	$0.54	$0.57	$0.73
Earnings per share attributable to TECO Energy — diluted	$0.23	$0.04	$0.53	$0.54	$0.57	$0.73

TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Sep. 30,	Dec. 31,
(millions)	2015	2014

Assets
Current assets
Cash and cash equivalents	$55.4	$25.4
Receivables	270.7	299.8
Inventories at average cost
Fuel	135.9	96.4
Materials and supplies	77.4	75.4
Derivative assets	0.2	0.0
Deferred income taxes	68.2	72.8
Prepayments and other current assets	36.9	22.6
Regulatory assets	43.1	53.6
Assets held for sale	0.0	109.6

Total current assets	687.8	755.6

Property, plant and equipment
Utility plant in service
Electric	7,258.9	7,094.8
Gas	2,076.8	1,984.6
Construction work in progress	725.6	640.0
Other property	15.2	14.5

Property plant and equipment at original cost	10,076.5	9,733.9
Accumulated depreciation	(2,750.1)	(2,645.7)

Total property, plant and equipment, net	7,326.4	7,088.2

Other assets
Regulatory assets	330.8	348.5
Goodwill	408.4	408.3
Deferred charges and other assets	63.5	65.8
Assets held for sale	0.0	59.8

Total other assets	802.7	882.4

Total assets	$8,816.9	$8,726.2

Liabilities and capital
Current liabilities
Long-term debt due within one year	$333.3	$274.5
Notes payable	128.0	139.0
Accounts payable	216.1	288.6
Other current liabilities	18.3	16.8
Customer deposits	179.9	176.2
Derivative liabilities	23.9	36.6
Interest accrued	54.5	39.9
Taxes accrued	60.8	29.9
Regulatory liabilities	69.1	57.0
Liabilities associated with assets held for sale	0.0	39.4

Total current liabilities	1,083.9	1,097.9

Other liabilities
Deferred income taxes	609.1	519.2
Investment tax credits	8.8	9.0
Regulatory liabilities	716.2	729.0
Derivative liabilities	2.7	6.1
Deferred credits and other liabilities	316.9	370.9
Liabilities associated with assets held for sale	0.0	65.4
Long-term debt, less amount due within one year	3,517.7	3,354.0

Total other liabilities	5,171.4	5,053.6

Total liabilities	6,255.3	6,151.5
Capital
Common equity	235.2	234.9
Additional paid in capital	1,891.2	1,875.9
Retained earnings	443.8	479.6
Accumulated other comprehensive loss	(8.6)	(15.7)

Total capital	2,561.6	2,574.7

Total liabilities and capital	$8,816.9	$8,726.2

Book Value Per Share	$10.89	$10.96

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Nine Months Ended		Twelve Months Ended
	Sep. 30,		Sep. 30,		Sep. 30,
(millions)	2015	2014	2015	2014	2015	2014

Cash flows from operating activities
Net income	$53.2	$11.1	$123.0	$119.6	$133.7	$161.6

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	88.2	86.6	261.5	255.7	347.7	333.9
Deferred income taxes & Investment tax credits	37.7	(3.4)	84.6	58.4	115.7	79.7
Allowance for other funds used during construction	(4.7)	(2.9)	(12.2)	(7.3)	(15.4)	(9.3)
Non-cash stock compensation	3.2	3.1	10.1	10.2	12.6	13.5
Loss (gain) on sales of business / assets, pretax	10.0	(0.1)	10.0	(0.2)	10.0	(1.6)
Deferred recovery clause	17.2	8.9	13.1	(5.5)	3.3	(7.8)
Asset impairment, pretax	0.0	98.4	78.6	98.4	96.1	98.4
Receivables, less allowance for uncollectibles	6.3	10.7	46.1	(25.9)	35.4	34.0
Inventories	(8.5)	6.6	(45.7)	(9.6)	(23.3)	(11.6)
Prepayments and other current assets	(2.0)	(3.4)	(14.2)	(5.5)	(5.8)	(3.6)
Taxes accrued	12.6	14.3	31.6	48.6	(15.9)	6.0
Interest accrued	16.5	25.3	14.7	27.8	(5.8)	4.2
Accounts payable	(27.4)	6.6	(85.7)	(29.4)	(32.8)	(4.1)
Other	(19.7)	(16.6)	(36.1)	(29.1)	(17.5)	(34.6)

	182.6	245.2	479.4	506.2	638.0	658.7

Cash flows from investing activities
Capital expenditures	(180.0)	(171.5)	(523.2)	(491.8)	(745.7)	(653.3)
Allowance for other funds used during construction	4.7	2.9	12.2	7.3	15.4	9.3
Purchase of a business, net of cash acquired	0.0	(752.5)	0.0	(752.5)	1.0	(752.5)
Net proceeds from sale of business / assets	0.0	0.0	0.0	0.3	(0.1)	4.2
Other investments	(0.1)	0.0	(0.2)	0.0	(8.1)	0.0

	(175.4)	(921.1)	(511.2)	(1,236.7)	(737.5)	(1,392.3)

Cash flows from financing activities
Dividends paid	(52.9)	(51.6)	(158.8)	(147.5)	(210.5)	(195.3)
Proceeds from sale of common stock	2.9	293.6	6.4	296.6	12.1	295.9
Proceeds from long-term debt	(0.3)	267.6	499.7	564.2	499.1	564.2
Repayment of long-term debt / Purchase in lieu of redemption	0.0	0.0	(274.5)	(83.3)	(274.5)	(83.3)
Net increase (decrease) in short-term debt	42.5	72.0	(11.0)	(12.0)	56.0	72.0

	(7.8)	581.6	61.8	618.0	82.2	653.5

Net (decrease) increase in cash and cash equivalents	(0.6)	(94.3)	30.0	(112.5)	(17.3)	(80.1)
Cash and cash equivalents at beginning of period	56.0	167.0	25.4	185.2	72.7	152.8

Cash and cash equivalents at end of period	$55.4	$72.7	$55.4	$72.7	$55.4	$72.7

Supplemental disclosure of non-cash activities
Debt assumed in NMGI acquisition	$0.0	$200.0	$0.0	$200.0	$0.0	200.0
Change in accrued capital expenditures - excluded above	($9.7)	$1.7	($8.1)	$10.2	($4.8)	$15.5

TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

(millions)		Tampa Electric	Peoples Gas	TECO Coal (3)	NMGC	Other (3)	Eliminations	TECO Energy
Three months ended Sep. 30,
2015	Revenues - outsiders	$559.4	$88.1	$—	$43.7	$2.6	$—	$693.8
	Sales to affiliates	0.8	2.0	—	—	—	(2.8)	—

	Total revenues	560.2	90.1	—	43.7	2.6	(2.8)	693.8
	Depreciation and amortization	64.6	14.4	—	8.5	0.3	—	87.8
	Total interest charges (2)	24.1	3.7	—	3.2	15.4	(0.3)	46.1
	Allocated interest expense (2)	—	—	—	—	0.3	(0.3)	—
	Provision (Benefit) for income taxes	50.0	3.5	—	(1.9)	(9.9)	—	41.7
	Net income (loss) from continuing operations	82.1	6.2	—	(2.8)	(20.6)	—	64.9
	Income (loss) from discontinued operations, net of tax	—	—	(12.1)	—	0.4	—	(11.7)
	Net income (loss) (1)	$82.1	$6.2	$(12.1)	$(2.8)	$(20.2)	$—	$53.2

2014	Revenues - outsiders	$581.5	$86.9	$—	$16.2	$2.6	$—	$687.2
	Sales to affiliates	0.3	—	—	—	—	(0.3)	—

	Total revenues	581.8	86.9	—	16.2	2.6	(0.3)	687.2
	Depreciation and amortization	61.8	13.6	—	2.8	0.4	—	78.6
	Total interest charges (2)	23.8	3.5	—	1.1	16.4	(1.9)	42.9
	Allocated interest expense (2)	—	—	—	—	1.9	(1.9)	—
	Provision (Benefit) for income taxes	48.5	3.0	—	(0.5)	(17.3)	—	33.7
	Net income (loss) from continuing operations	79.7	4.8	—	(0.9)	(10.6)	—	73.0
	Income (loss) from discontinued operations, net of tax	—	—	(64.8)	—	2.9	—	(61.9)
	Net income (loss) (1)	$79.7	$4.8	$(64.8)	$(0.9)	$(7.7)	$—	$11.1

Nine months ended Sep. 30,
2015	Revenues - outsiders	$1,540.8	$302.0	$—	$216.7	$7.9	$—	$2,067.4
	Sales to affiliates	2.4	4.5	—	—	0.1	(7.0)	—

	Total revenues	1,543.2	306.5	—	216.7	8.0	(7.0)	2,067.4
	Depreciation and amortization	191.5	42.3	—	25.3	1.2	—	260.3
	Total interest charges (2)	71.2	10.8	—	9.8	49.6	(1.0)	140.4
	Allocated interest expense (2)	—	—	—	—	1.0	(1.0)	—
	Provision (Benefit) for income taxes	116.3	17.5	—	7.1	(18.8)	—	122.1
	Net income (loss) from continuing operations	198.0	28.4	—	11.0	(47.2)	—	190.2
	Income (loss) from discontinued operations, net of tax	—	—	(69.6)	—	2.4	—	(67.2)
	Net income (loss) (1)	$198.0	$28.4	$(69.6)	$11.0	$(44.8)	$—	$123.0

2014	Revenues - outsiders	$1,546.9	$300.0	$—	$16.2	$7.8	$—	$1,870.9
	Sales to affiliates	0.8	0.6	—	—	—	(1.4)	—

	Total revenues	1,547.7	300.6	—	16.2	7.8	(1.4)	1,870.9
	Depreciation and amortization	185.6	40.3	—	2.8	1.3	—	230.0
	Total interest charges (2)	69.1	10.3	—	1.1	48.3	(5.6)	123.2
	Allocated interest expense (2)	—	—	—	—	5.6	(5.6)	—
	Provision (Benefit) for income taxes	112.2	17.0	—	(0.5)	(30.7)	—	98.0
	Net income (loss) from continuing operations	187.1	26.9	—	(0.9)	(34.1)	—	179.0
	Income (loss) from discontinued operations, net of tax	—	—	(65.6)	—	6.2	—	(59.4)
	Net income (loss) (1)	$187.1	$26.9	$(65.6)	$(0.9)	$(27.9)	$—	$119.6

Twelve months ended Sep. 30,
2015	Revenues - outsiders	$2,013.8	$400.5	$—	$338.0	$10.6	$—	$2,762.9
	Sales to affiliates	2.7	5.0	—	—	(20.7)	13.0	—

	Total revenues	2,016.5	405.5	—	338.0	(10.1)	13.0	2,762.9
	Depreciation and amortization	254.5	56.0	—	33.5	1.7	—	345.7
	Total interest charges (2)	94.9	14.3	—	13.0	67.4	(1.2)	188.4
	Allocated interest expense (2)	—	—	—	—	1.3	(1.3)	—
	Provision (Benefit) for income taxes	137.3	23.1	—	14.6	(12.0)	—	163.0
	Net income (loss) from continuing operations	235.4	37.3	—	22.4	(77.5)	—	217.6
	Income (loss) from discontinued operations, net of tax	—	—	(86.1)	—	2.2	—	(83.9)
	Net income (loss) (1)	$235.4	$37.3	$(86.1)	$22.4	$(75.3)	$—	$133.7

2014	Revenues - outsiders	$2,019.9	$386.3	$—	$16.2	$10.7	$—	$2,433.1
	Sales to affiliates	1.0	0.7	—	—	—	(1.7)	—

	Total revenues	2,020.9	387.0	—	16.2	10.7	(1.7)	2,433.1
	Depreciation and amortization	242.5	52.1	—	2.8	1.7	—	299.1
	Total interest charges (2)	91.4	13.7	—	1.1	64.2	(7.5)	162.9
	Allocated interest expense (2)	—	—	—	—	7.5	(7.5)	—
	Provision (Benefit) for income taxes	135.1	21.9	—	(0.5)	(37.3)	—	119.2
	Net income (loss) from continuing operations	226.9	34.5	—	(0.9)	(46.0)	—	214.5
	Income (loss) from discontinued operations, net of tax	—	—	(58.9)	—	6.0	—	(52.9)
	Net income (loss) (1)	$226.9	$34.5	$(58.9)	$(0.9)	$(40.0)	$—	$161.6

(1)	Results are based on GAAP net income. For a complete reconciliation between GAAP and non-GAAP items, see Results Reconciliation in Earnings Release.
(2)	Segment net income is reported on a basis that includes internally allocated financing costs. Internally allocated costs were at pretax rates of 6.00% for October 2013 through September 2015.
(3)	All periods have been adjusted to reflect the reclassification of results from operations to discontinued operations for TECO Guatemala, TECO Coal, and certain charges at Other that directly relate to TECO Guatemala or TECO Coal.

TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Sales — Kilowatt-hours*
Three Months Ended Sep. 30,	2015	2014	Percent Change	2015	2014	Percent Change

Residential	$311,780	$320,613	(2.8)	2,728,812	2,779,412	(1.8)
Commercial	167,055	170,329	(1.9)	1,753,573	1,773,177	(1.1)
Industrial — Phosphate	11,011	14,012	(21.4)	130,827	171,992	(23.9)
Industrial — Other	27,650	27,754	(0.4)	313,747	310,807	0.9
Other sales of electricity	46,237	48,347	(4.4)	473,801	493,816	(4.1)

	563,733	581,055	(3.0)	5,400,760	5,529,204	(2.3)

Deferred and other revenues	(18,179)	(14,573)	(24.7)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	195	1,565	(87.5)	5,022	38,640	(87.0)
Other operating revenue	14,403	13,713	5.0	—	—	—
SO2 Allowance Sales	—	1	(100.0)	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$560,152	$581,761	(3.7)	5,405,782	5,567,844	(2.9)

Average customers	720,075	707,136	1.8	—	—	—

Retail Net Energy For Load				5,700,127	5,718,530	(0.3)

Total Degree Days				1,666	1,637	1.8

	Operating Revenues*			Sales — Kilowatt-hours*
Nine Months Ended Sep. 30,	2015	2014	Percent Change	2015	2014	Percent Change

Residential	$792,596	$777,592	1.9	6,898,839	6,691,468	3.1
Commercial	454,910	455,358	(0.1)	4,713,624	4,653,303	1.3
Industrial — Phosphate	38,261	47,275	(19.1)	471,770	583,776	(19.2)
Industrial — Other	80,337	78,704	2.1	912,646	876,122	4.2
Other sales of electricity	131,666	136,451	(3.5)	1,329,878	1,374,715	(3.3)

	1,497,770	1,495,380	0.2	14,326,757	14,179,384	1.0

Deferred and other revenues	(1,436)	(1,330)	(8.0)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	3,066	9,701	(68.4)	89,706	171,346	(47.6)
Other operating revenue	43,802	43,950	(0.3)	—	—	—
SO2 Allowance Sales	—	1	(100.0)	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$1,543,202	$1,547,702	(0.3)	14,416,463	14,350,730	0.5

Average customers	717,342	704,923	1.8	—	—	—

Retail Net Energy For Load				15,344,986	14,972,532	2.5

Total Degree Days				3,700	3,356	10.3

	Operating Revenues*			Sales — Kilowatt-hours*
Twelve Months Ended Sep. 30,	2015	2014	Percent Change	2015	2014	Percent Change

Residential	$1,022,574	$1,005,126	1.7	8,863,221	8,699,444	1.9
Commercial	601,645	601,774	—	6,202,528	6,174,670	0.5
Industrial — Phosphate	50,897	65,504	(22.3)	625,571	812,015	(23.0)
Industrial — Other	106,214	104,059	2.1	1,199,734	1,159,978	3.4
Other sales of electricity	177,112	181,959	(2.7)	1,782,059	1,840,757	(3.2)

	1,958,442	1,958,422	—	18,673,113	18,686,864	(0.1)

Deferred and other revenues	(7,610)	(8,253)	7.8	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	6,321	11,740	(46.2)	177,532	223,333	(20.5)
Other operating revenue	59,345	59,026	0.5	—	—	—
SO2 Allowance Sales	—	—	—	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$2,016,498	$2,020,935	(0.2)	18,850,645	18,910,197	(0.3)

Average customers	715,477	703,400	1.7	—	—	—

Retail Net Energy For Load				19,687,194	19,441,831	1.3

Total Degree Days				4,382	4,133	6.0

*	in thousands

PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*		Therms*
Three Months Ended Sep. 30,	2015	2014	Percent Change	2015	2014	Percent Change

By Customer Segment:
Residential	$26,772	$26,172	2.3	10,946	10,652	2.8
Commercial	30,775	30,507	0.9	105,964	101,400	4.5
Industrial	3,332	2,979	11.8	68,818	65,121	5.7
Off System Sales	13,519	12,996	4.0	42,956	29,865	43.8
Power generation	1,745	2,038	(14.4)	192,229	189,845	1.3
Other revenues	11,189	10,177	9.9	—	—	—

	$87,332	$84,869	2.9	420,913	396,883	6.1

By Sales Type:
System supply	$48,532	$48,286	0.5	60,062	47,332	26.9
Transportation	27,611	26,406	4.6	360,851	349,551	3.2
Other revenues	11,189	10,177	9.9	—	—	—

	$87,332	$84,869	2.9	420,913	396,883	6.1

Average customers	361,045	353,921	2.0	—	—	—

	Operating Revenues*		Therms*
Nine Months Ended Sep. 30,	2015	2014	Percent Change	2015	2014	Percent Change

By Customer Segment:
Residential	$104,111	$106,583	(2.3)	57,881	59,213	(2.2)
Commercial	104,867	104,764	0.1	354,071	343,283	3.1
Industrial	9,774	9,896	(1.2)	215,136	201,924	6.5
Off System Sales	35,699	30,826	15.8	112,743	63,765	76.8
Power generation	5,632	5,607	0.4	567,601	494,189	14.9
Other revenues	38,439	36,732	4.6	—	—	—

	$298,522	$294,408	1.4	1,307,432	1,162,374	12.5

By Sales Type:
System supply	$169,573	$169,952	(0.2)	192,056	145,429	32.1
Transportation	90,510	87,724	3.2	1,115,376	1,016,945	9.7
Other revenues	38,439	36,732	4.6	—	—	—

	$298,522	$294,408	1.4	1,307,432	1,162,374	12.5

Average customers	360,597	353,236	2.1	—	—	—

	Operating Revenues*		Therms*
Twelve Months Ended Sep. 30,	2015	2014	Percent Change	2015	2014	Percent Change

By Customer Segment:
Residential	$141,644	$137,854	2.7	79,443	76,732	3.5
Commercial	139,178	136,928	1.6	471,297	451,106	4.5
Industrial	12,980	13,423	(3.3)	287,495	270,885	6.1
Off System Sales	44,230	36,242	22.0	133,004	77,374	71.9
Power generation	6,820	7,561	(9.8)	716,924	663,967	8.0
Other revenues	50,179	46,705	7.4	—	—	—

	$395,031	$378,713	4.3	1,688,163	1,540,064	9.6

By Sales Type:
System supply	$225,343	$216,280	4.2	240,851	183,863	31.0
Transportation	119,509	115,728	3.3	1,447,312	1,356,201	6.7
Other revenues	50,179	46,705	7.4	—	—	—

	$395,031	$378,713	4.3	1,688,163	1,540,064	9.6

Average customers	359,423	351,910	2.1	—	—	—

*	in thousands

NEW MEXICO GAS COMPANY

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*		Therms*
Three Months Ended Sep. 30,	2015	2014 (1)	Percent Change	2015	2014 (1)	Percent Change

By Customer Segment:
Residential	$30,313	$35,135	(13.7)	22,550	24,360	(7.4)
Commercial	8,260	11,884	(30.5)	11,662	13,838	(15.7)
Industrial	184	374	(50.8)	365	574	(36.5)
Off System Sales	—	—	—	—	—	—
On System Transportation	3,069	3,016	1.8	69,955	64,962	7.7
Off System Transportation	229	244	(5.8)	12,133	12,886	(5.8)
Other revenues	1,590	1,652	(3.8)	—	—	—

	$43,645	$52,305	(16.6)	116,665	116,620	—

By Sales Type:
System supply	$38,757	$47,393	(18.2)	34,577	38,772	(10.8)
Transportation	3,298	3,260	1.2	82,088	77,848	5.4
Other revenues	1,590	1,652	(3.8)	—	—	—

	$43,645	$52,305	(16.6)	116,665	116,620	—

Average customers	514,459	510,289	0.8

Total Degree Days				4	19	(78.9)

	Operating Revenues*		Therms*
Nine Months Ended Sep. 30,	2015	2014 (1)	Percent Change	2015	2014 (1)	Percent Change

By Customer Segment:
Residential	$156,007	192,264	(18.9)	182,656	183,920	(0.7)
Commercial	41,786	59,312	(29.5)	69,482	75,406	(7.9)
Industrial	514	1,043	(50.7)	1,036	1,611	(35.7)
Off System Sales	308	2,175	(85.8)	1,200	4,251	(71.8)
On System Transportation	12,833	13,194	(2.7)	228,066	238,424	(4.3)
Off System Transportation	667	668	(0.2)	34,736	34,983	(0.7)
Other revenues	$4,558	4,829	(5.6)	—	—	—

	$216,673	$273,485	(20.8)	517,176	538,595	(4.0)

By Sales Type:
System supply	$198,615	$254,794	(22.0)	254,374	265,188	(4.1)
Transportation	13,500	13,862	(2.6)	262,802	273,407	(3.9)
Other revenues	4,558	4,829	(5.6)	—	—	—

	$216,673	$273,485	(20.8)	517,176	538,595	(4.0)

Average customers	515,668	512,160	0.7

Total Degree Days				2,397	2,430	(1.4)

	Operating Revenues*		Therms*
Twelve Months Ended Sep. 30,	2015 (1)	2014 (1)	Percent Change	2015 (1)	2014 (1)	Percent Change

By Customer Segment:
Residential	$244,794	$284,897	(14.1)	283,165	298,446	(5.1)
Commercial	65,528	83,563	(21.6)	102,989	113,380	(9.2)
Industrial	1,337	1,845	(27.5)	2,391	3,043	(21.4)
Off System Sales	308	2,175	(85.9)	1,200	4,251	(71.8)
On System Transportation	18,941	19,336	(2.0)	319,368	332,401	(3.9)
Off System Transportation	893	879	1.6	46,709	46,471	0.5
Other revenues	6,225	6,652	(6.4)	—	—	—

	$338,026	$399,347	(15.4)	755,822	797,992	(5.3)

By Sales Type:
System supply	$311,967	$372,480	(16.2)	389,745	419,119	(7.0)
Transportation	19,834	20,215	(1.9)	366,077	378,873	(3.4)
Other revenues	6,225	6,652	(6.4)	—	—	—

	$338,026	$399,347	(15.4)	755,822	797,992	(5.3)

Average customers	515,102	511,917	0.6

Total Degree Days				4,002	4,330	(7.6)

(1)	Information presented for 2014 is for comparative purposes only, as this was before the date of acquisition (Sep. 2, 2014).
*	in thousands